UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1/28/2011

Commission File Number

Kraton Performance Polymers, Inc.	001-34581
Kraton Polymers LLC	333-123747

Kraton Performance Polymers, Inc.

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521
Kraton Polymers LLC	Delaware	26-3739386
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 28, 2011, Kraton Polymers LLC and Kraton Polymers Capital Corporation issued a press release announcing the commencement of a tender offer to purchase for cash any and all of their outstanding 8.125% Senior Subordinated Notes due 2014 (the “Notes”), and a concurrent solicitation of consents from the holders of the Notes to amend the indenture governing the Notes. The tender offer and consent solicitation will both expire at 8:00 A.M., EST on February 28, 2011, unless extended or earlier terminated.

The press release announcing the tender offer and consent solicitation is filed herewith as exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99.1	Press Release dated January 28, 2011 titled “Kraton Polymers LLC and Kraton Polymers Capital Corporation Commence Tender Offer and Consent Solicitation for Their 8.125% Senior Subordinated Notes Due 2014.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: January 28, 2011	By:	/s/Stephen E. Tremblay
Stephen E. Tremblay
Vice President and CFO

Kraton Polymers LLC

Date: January 28, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Vice President and CFO